Exhibit 10.11

GUARANTEE AND COLLATERAL AGREEMENT

among

POST HOLDINGS, INC.,

certain of its Subsidiaries,

and

MORGAN STANLEY SENIOR FUNDING, INC.,

as Administrative Agent

Dated as of October 11, 2019

i

ii

SCHEDULES

1	Notice Addresses of Guarantors

2	Description of Pledged Investment Property [within 10 Business Days (or such later date as the Administrative Agent may agree to in its sole discretion) following Closing Date]

3

Exact Legal Name, Location of Jurisdiction of Organization and Chief Executive Office [within 10 Business Days (or such later date as the Administrative Agent may agree to in its sole discretion) following Closing Date]

4	[Reserved]

5	Copyrights, Patents, Trademarks and Other Intellectual Property [within 10 Business Days (or such later date as the Administrative Agent may agree to in its sole discretion) following Closing Date]

6	Commercial Tort Claims [within 10 Business Days (or such later date as the Administrative Agent may agree to in its sole discretion) following Closing Date]

7	Letter of Credit Rights [within 10 Business Days (or such later date as the Administrative Agent may agree to in its sole discretion) following Closing Date]

EXHIBITS

A	Form of Acknowledgement and Consent
B-1	Form of Intellectual Property Security Agreement
B-2	Form of After-Acquired Intellectual Property Security Agreement
C	Form of Uncertificated Security Control Agreement

ANNEXES

1	Assumption Agreement

iii

GUARANTEE AND COLLATERAL AGREEMENT

GUARANTEE AND COLLATERAL AGREEMENT, dated as of October 11, 2019, among each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), and MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity and together with its successors in such capacity, the “Administrative Agent”) for (i) the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Bridge Facility Agreement, dated as of October 11, 2019 (as amended, restated supplemented, replaced, or otherwise modified from time to time, the “Bridge Facility Agreement”), among POST HOLDINGS, INC., a Missouri corporation (the “Company”), the Lenders and the Administrative Agent, and (ii) the other Secured Parties (as hereinafter defined).

W I T N E S E T H:

WHEREAS, the Administrative Agent, the Lenders and the Borrower have entered into the Bridge Facility Agreement;

WHEREAS, pursuant to the Bridge Facility Agreement, the Lenders have severally agreed to make an extension of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the extension of credit under the Bridge Facility Agreement will be used for repayment of Indebtedness (which may include the Loans) of the Company and payment of fees, costs, and expenses relating thereto, and pending the application of such proceeds in accordance with the foregoing, such proceeds may be temporarily invested in any manner not prohibited by the Bridge Facility Agreement;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Bridge Facility Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Bridge Facility Agreement thereafter that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Bridge Facility Agreement, to induce the other Secured Parties to enter into certain hedging and cash management agreements with the Grantors, and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the benefit of the Secured Parties, as follows:

ARTICLE 1.

DEFINED TERMS.

Section 1.01. Definitions.

(a) Unless otherwise defined herein, terms defined in the Bridge Facility Agreement and used herein shall have the meanings given to them in the Bridge Facility Agreement, and the following terms which are defined in the Uniform Commercial Code as in effect in the State of New York are used herein as so defined: Accounts, Account Debtor, Authenticate, Certificated Security, Chattel Paper, Commodity Account, Commodity Contract, Commodity Intermediary, Documents, Electronic Chattel Paper, Entitlement Order, Equipment, Farm Products, Financial Asset, Fixtures, Goods, Instruments, Inventory, Letter of Credit Rights, Money, Payment Intangibles, Securities Account, Securities Intermediary, Security, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

(b) The following terms shall have the following meanings:

“Agreement” shall mean this Guarantee and Collateral Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Assignment of Claims Act” shall mean the Assignment of Claims Act of 1940.

“BellRing Brands” shall mean BellRing Brands, LLC, a Delaware limited liability company.

“Borrower” shall mean (i) prior to the Debt Assumption, the Company, and (ii) as of and after the Debt Assumption, BellRing Brands.

“Cash Collateral Deposit Accounts” shall mean any Deposit Account pledged to secure obligations in respect of ordinary course cash management arrangements and commodity Swap Contracts to the extent permitted under Section 7.12 of the Bridge Facility Agreement.

“Collateral” shall have the meaning set forth in Article 3 hereof.

“Collateral Account” shall mean any collateral account established by the Administrative Agent as provided in Sections 6.01 or 6.04.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Copyright Licenses” shall mean any written agreement naming any Grantor as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyrights” shall mean (but excluding in all cases software licensed to a Grantor) (i) all domestic and foreign copyrights, whether or not the underlying works of authorship have been published, including but not limited to copyrights in software and databases, all Mask Works (as defined in 17 U.S.C. 901 of the U.S. Copyright Act) and all works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 5, (ii) the rights to print, publish and distribute any of the foregoing, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and other violations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Copyright Licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringements and other violations thereof), and (v) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Deposit Account” shall mean (i) all “deposit accounts” as defined in Article 9 of the UCC, (ii) all other accounts maintained with any financial institution (other than Securities Accounts or Commodity Accounts) and (iii) together, in each case, with all funds held therein and all certificates or instruments representing any of the foregoing.

“Discharge of the Obligations” shall mean and shall have occurred when all Obligations shall have been paid in full in cash in immediately available funds and all other obligations under the Loan Documents shall have been performed (other than (a) those expressly stated to survive termination, (b) contingent obligations as to which no claim has been asserted, and (c) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements, if any, as to which arrangements satisfactory to the applicable Qualified Counterparties shall have been made).

“Disposition” or “Dispose” shall mean the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including (x) any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith and (y) any issuance of Equity Interests by any Restricted Subsidiary of such Person. For the avoidance of doubt, any issuance of Equity Interests by the Borrower shall not be a Disposition.

“Excluded Assets” shall mean (i) Excluded Deposit Accounts, (ii) Cash Collateral Deposit Accounts, (iii) any assets of any Unrestricted Subsidiary, (iv) any Equity Interests (A) in any Immaterial Subsidiary, (B) in any Unrestricted Subsidiary, (C) which are not Pledged Equity Interests, and (D) in any other immaterial non-wholly owned entity (“immaterial non-wholly owned entity” being defined as any such entity with respect to which the Grantors have made Investments in or to an amount less than or equal to $5,000,000 in the aggregate at any time and $10,000,000 in the aggregate for all such entities) to the extent a pledge of such Equity Interests would not be permitted by the terms of such entity’s organizational or joint venture documentation (and the consent of the members, managers or equityholders, as applicable, has not been obtained), (v) property owned by any Grantor that is subject to a purchase money Lien or a Capital Lease permitted under the Bridge Facility Agreement if the agreement pursuant to which such Lien is granted (or the document providing for such Capital Lease) prohibits or requires the consent of any Person other than the Grantors which has not been obtained as a condition to the creation of any other Lien on such property, (vi) any permit, lease, license, contract or agreement to which any Grantor is a party, and any of its rights or interest thereunder, if and to the extent that a security interest is prohibited by or in violation of (a) any law, rule or regulation applicable to such Grantor or (b) a term, provision or condition of any such lease, license, contract or agreement (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Law (including the Bankruptcy Code) or principles of equity); provided, however, that the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, and shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in (a) or (b) above; provided, further, that the exclusions referred to in clauses (v) and (vi) of this definition shall not include any Proceeds of any such permit, lease, license, contract or agreement, (vii) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal Law, (viii) all motor vehicles and (ix) all aircraft.

“Excluded Deposit Account” shall mean, with respect to each Grantor, each (i) payroll account of such Grantor so long as the funds on deposit therein at any time do not exceed the then aggregate accrued payroll obligations of such Grantor, (ii) deposit account maintained in connection with an employee benefit plan provided to such Grantor’s employees to the extent the funds on deposit therein are held for the benefit of such Grantor’s employees and are not the assets of such Grantor, (iii) tax withholding or fiduciary account not otherwise described in this definition, (iv) offshore investment account, (v) overnight investment account, (vi) account of any Grantor holding funds in escrow with respect to any proposed, pending or consummated acquisition permitted under the Bridge Facility Agreement or any account of any Grantor holding funds for the benefit of any insurance carrier of any Grantor, (vii) account of target companies which are acquired pursuant to an acquisition permitted under the Bridge Facility Agreement, (viii) account for which Grantor is required to give “control” (within the meaning of the applicable Uniform Commercial Code), including without limitation, executing and delivering and causing the relevant depositary bank or securities intermediary to execute and deliver a Control Agreement, and (ix) petty cash account of such Grantor, provided that the petty cash accounts of the Grantors shall cease to constitute Excluded Deposit Accounts if the aggregate funds on deposit in all petty cash accounts of the Grantors taken together exceed $2,500,000 at any one time.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, (x) as it relates to all or a portion of the Guarantee of such Guarantor, any Swap Obligation if, and to the extent that, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor becomes effective with respect to such Swap Obligation or (y) as it relates to all or a portion of the grant by such Guarantor of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the security interest of such Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“FSHCO” shall mean any entity that is treated as a disregarded or pass-through entity for U.S. federal income tax purposes and owns (directly or indirectly) no material assets other than Equity Interests of one or more CFCs.

“General Intangibles” shall mean all “general intangibles” as such term is defined in Section 9-102(a)(42) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, with respect to any Grantor, all rights of such Grantor to receive any tax refunds, all Swap Contracts and all contracts, agreements, instruments and indentures and all licenses, permits, concessions, franchises and Authorizations issued by Governmental Authorities in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, replaced or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of such Grantor to damages arising thereunder, and (iv) all rights of such Grantor to terminate and to perform, compel performance and to exercise all remedies thereunder.

“Guarantors” shall mean the collective reference to each Grantor (excluding, for the avoidance of doubt, at all times, BellRing Brands, Inc., a Delaware corporation). For the avoidance of doubt, after the Debt Assumption, any Foreign Subsidiary or FSHCO shall be a Guarantor under this Guarantee and Collateral Agreement unless making any such Foreign Subsidiary or FSHCO a Guarantor will, in the good faith judgment of the Borrower, result in an adverse tax consequence to the Borrower or its Subsidiaries, as reasonably determined by the Borrower in consultation with the Administrative Agent, as a result of Section 956 of the Code and the Treasury Regulations promulgated thereunder; provided, however, that no Foreign Subsidiary in existence on the Closing Date shall be a Guarantor.

“Intellectual Property” shall mean the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses, and all rights to sue at law or in equity for any infringement, misappropriation, dilution or other violation or impairment thereof, including the right to receive all proceeds and damages therefrom.

“Insurance” shall mean all insurance policies covering any or all of the Collateral (regardless of whether the Administrative Agent is the additional insured or loss payee thereof).

“Intercompany Note” shall mean any promissory note evidencing loans made by any Grantor to the Borrower or any of its Subsidiaries.

“Investment Property” shall mean the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the Uniform Commercial Code in effect in the State of New York including, without limitation, all Certificated Securities and Uncertificated Securities, all Security Entitlements, all Securities Accounts, all Commodity Contracts and all Commodity Accounts (other than any Equity Interest excluded from the definition of “Pledged Equity Interests”), (ii) security entitlements, in the case of any United States Treasury book-entry securities, as defined in 31 C.F.R. section 357.2, or, in the case of any United States federal agency book-entry securities, as defined in the corresponding United States federal regulations governing such book-entry securities, and (iii) whether or not constituting “investment property” as so defined, all Pledged Notes, all Pledged Equity Interests, all Pledged Security Entitlements and all Pledged Commodity Contracts.

“Issuers” shall mean the collective reference to each issuer of a Pledged Security.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” shall mean all Obligations (as defined in the Bridge Facility Agreement) including, without limitation, those arising under Article 2 hereof; provided, however, that Obligations shall not include any Excluded Swap Obligations.

“Obligee Guarantor” shall have the meaning set forth in Section 2.08.

“Patent License” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

“Patents” shall mean (but excluding in all cases software licensed to a Grantor) (i) all domestic and foreign patents, patent applications and patentable inventions, including, without limitation, each issued patent and patent application identified in Schedule 5, all certificates of invention or similar property rights, (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and other violations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Patent Licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringement and other violation thereof), (v) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, reexaminations and extensions thereof, all improvements thereon and (vi) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Perishable Agricultural Commodities Act” shall mean the Perishable Agricultural Commodities Act of 1930.

“Permitted Exceptions” shall mean the following exceptions to the obligations or representations of any Grantor: (i) no Grantor shall be required to take actions to perfect the security interest of the Administrative Agent (x) on any property that is covered by a certificate of title statute of any jurisdiction under the law of which the indication of a security interest on such certificate is required as a condition of perfection thereof or (y) if recordation of a security interest with the Federal Aviation Administration or the International Registry of Mobile Assets is required as a condition of perfection thereof; (ii) no Grantor shall be required to take actions to perfect the security interest of the Administrative Agent on any Excluded Assets; and (iii) no Grantor shall be required to take actions to perfect the security interests of the Administrative Agent with respect to any Collateral for which security interests are perfected by a method other than the filing of a financing statement unless this Agreement expressly requires such Grantor to take such perfection action.

“Pledged Alternative Equity Interests” shall mean all interests of any Grantor in participation or other interests in any equity or profits of any business entity and the certificates, if any, representing such interests and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests and any other warrant, right or option to acquire any of the foregoing; provided, however, that Pledged Alternative Equity Interests shall not include any Pledged Stock, Pledged Partnership Interests, Pledged LLC Interests and Pledged Trust Interests, and shall not include any of the foregoing to the extent it comprises Excluded Assets.

“Pledged Commodity Contracts” shall mean all commodity contracts to which any Grantor is party from time to time.

“Pledged Debt Securities” shall mean all debt securities now owned or hereafter acquired by any Grantor, including, without limitation, the debt securities listed on Schedule 2 (as such schedule may be amended from time to time concurrently with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Bridge Facility Agreement, as applicable), together with any other certificates, options, rights or security entitlements of any nature whatsoever in respect of the debt securities of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests, Pledged Trust Interests and Pledged Alternative Equity Interests; provided, however, that in no event shall “Pledged Equity Interests” include (x) more than 65% of the total outstanding voting Equity Interests of any Foreign Subsidiary, or (y) more than 65% of the total outstanding interests of any FSHCO; provided, further, that such interests referred to in clauses (x) and (y), in each case, shall only be excluded from “Pledged Equity Interests” if (1) the Issuer of such interests is a Foreign Subsidiary or a FSHCO in existence on the Closing Date or (2) the pledge of such interests would, in the good faith judgment of the Borrower, result in an adverse tax consequence to the Borrower or its Subsidiaries, as reasonably determined by the Borrower in consultation with the Administrative Agent, as a result of Section 956 of the Code and the Treasury Regulations promulgated thereunder.

“Pledged LLC Interests” shall mean all interests of any Grantor now owned or hereafter acquired in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 2 hereto under the heading “Pledged LLC Interests” (as such schedule may be amended from time to time concurrently with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Bridge Facility Agreement, as applicable) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing, and excluding any of the foregoing to the extent it comprises Excluded Assets.

“Pledged Notes” shall mean all promissory notes now owned or hereafter acquired by any Grantor including, without limitation, those listed on Schedule 2 (as such schedule may be amended from time to time concurrently with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Bridge Facility Agreement, as applicable), and all Intercompany Notes at any time issued to any Grantor.

“Pledged Partnership Interests” shall mean all interests of any Grantor now owned or hereafter acquired in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 2 hereto under the heading “Pledged Partnership Interests” (as such schedule may be amended from time to time concurrently with the delivery by the Borrower of the items required by Section 6.01(a) and 6.01(b) of the Bridge Facility Agreement, as applicable) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing, excluding any of the foregoing to the extent it comprises Excluded Assets.

“Pledged Securities” shall mean the collective reference to the Pledged Debt Securities, the Pledged Notes and the Pledged Equity Interests.

“Pledged Security Entitlements” shall mean all security entitlements of any Grantor.

“Pledged Stock” shall mean all shares of capital stock now owned or hereafter acquired by such Grantor, including, without limitation, all shares of capital stock described on Schedule 2 hereto under the heading “Pledged Stock” (as such schedule may be amended from time to time concurrently with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Bridge Facility Agreement, as applicable), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing, excluding any of the foregoing to the extent it comprises Excluded Assets.

“Pledged Trust Interests” shall mean all interests of any Grantor now owned or hereafter acquired in a Delaware business trust or other trust including, without limitation, all trust interests listed on Schedule 2 hereto under the heading “Pledged Trust Interests” (as such schedule may be amended from time to time concurrently with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Bridge Facility Agreement, as applicable) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests and any other warrant, right or option to acquire any of the foregoing, excluding any of the foregoing to the extent it comprises Excluded Assets.

“Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

“Qualified Counterparty” shall mean each Person who is a counterparty to a Secured Cash Management Agreement or a Secured Hedge Agreement.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligations, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Receivable” shall mean all Accounts and any other right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper or classified as a Payment Intangible and whether or not it has been earned by performance. References herein to Receivables shall include any Supporting Obligation or collateral securing such Receivable.

“Secured Parties” shall mean collectively, (i) at any time, the Administrative Agent, the Lenders, and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05 of the Bridge Facility Agreement and (ii) as of and after the Debt Assumption, with respect to any Secured Cash Management Agreement, the Cash Management Banks, and with respect to any Secured Hedge Agreement, the Hedge Banks; provided that no Hedge Bank or Cash Management Bank shall have any rights in connection with the management or release of any Collateral or the obligations of any Guarantor under this Agreement. For avoidance of doubt, prior to the Debt Assumption, the Secured Parties will not have the benefit of any security interest or Liens in the Collateral.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Trademark License” shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

“Trade Secret License” shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trade Secret.

“Trade Secrets” shall mean (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, (ii) the right to sue or otherwise recover for any and all past, present and future misappropriations or other violations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments arising out of the sale, lease, license, assignment or other disposition thereof, and damages and payments for past, present or future misappropriations and other violations thereof), and (iv) all other rights of any kind whatsoever of any Grantor accruing thereunder or pertaining thereto.

“Trademarks” shall mean (i) all domestic and foreign trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, Internet domain names, trademark and service mark registrations, and applications for trademark or service mark registrations and any renewals thereof, including, without limitation, each registration and application identified in Schedule 5, (ii) the right to sue or otherwise recover for any and all past, present and future infringements, dilutions and other violations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Trademark Licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringements, dilutions and other violations thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above.

“Vehicles” shall mean all cars, trucks, trailers, construction and earth moving equipment and other Equipment of any nature covered by a certificate of title law of any jurisdiction and all tires and other appurtenances to any of the foregoing.

Section 1.02. Other Definitional Provisions.

(a) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

Section 1.03. Schedules. Representations, warranties and covenants that reference Schedules 2, 3, 4, 5 and 6 shall not be deemed to be made or required to be complied with, as applicable, until such Schedules are required to be delivered hereunder.

ARTICLE 2.

GUARANTEE.

Section 2.01. Guarantee.

(a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by each other Guarantor, including the Borrower, when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b) Each Guarantor shall be liable under its guarantee set forth in Section 2.01(a), without any limitation as to amount, for all present and future Obligations, including specifically all future increases in the outstanding amount of the Obligations, whether or not any such increase is contemplated or provided for by the Loan Documents, the Secured Cash Management Agreements or the Secured Hedge Agreement on the date hereof. Notwithstanding any other provision hereof, the right of recovery against each Guarantor under Article 2 hereof shall not exceed $1.00 less than the lowest amount which would render such Guarantor’s obligations under Article 2 hereof void or voidable under applicable law, including, without limitation, fraudulent conveyance law. To effectuate the foregoing intention, the Administrative Agent and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under the guarantee set forth in Article 2 hereof at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under the guarantee set forth in Article 2 hereof not constituting a fraudulent transfer or conveyance after giving full effect to the liability under the guarantee set forth in Article 2 hereof and its related contribution rights but before taking into account any liabilities under any other guarantee by such Guarantor. To the extent that any Guarantor shall be required hereunder to pay any portion of any guaranteed obligation exceeding the greater of (a) the amount of the value actually received by such Guarantor and its Subsidiaries from the Loans and such other obligations and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the guaranteed obligations (excluding the amount thereof repaid by the Borrower) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date. For purposes of determining the net worth of any Guarantor in connection with the foregoing, all guarantees of such Guarantor other than the guarantee under Article 2 hereof will be deemed to be enforceable and payable after the guaranty under Article 2 hereof. To the fullest extent permitted by applicable Law, this Section 2.02(b) shall be for the benefit solely of creditors and representatives of creditors of each Guarantor and not for the benefit of such Guarantor or the holders of any Equity Interest in such Guarantor.

(c) Each Guarantor agrees that Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Guarantor under Section 2.01(b) without impairing the guarantee contained in this Article 2 or affecting the rights and remedies of any Secured Party hereunder.

(d) The guarantee contained in this Article 2 shall remain in full force and effect until the Discharge of the Obligations.

(e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment, remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Discharge of the Obligations.

Section 2.02. Rights of Reimbursement, Contribution and Subrogation. In case any payment is made on account of the Obligations by any Grantor or is received or collected on account of the Obligations from any Grantor or its property:

(a) If such payment is made by the Borrower or from its property, then, if and to the extent such payment is made on account of Obligations arising from or relating to a Loan made to the Borrower or, from and after the Debt Assumption, any Secured Hedge Agreement or Secured Cash Management Agreement entered into by the Borrower, the Borrower shall not be entitled (A) to demand or enforce reimbursement or contribution in respect of such payment from any other Grantor or (B) to be subrogated to any claim, interest, right or remedy of any Secured Party against any other Person, including any other Grantor or its property.

(b) If such payment is made by a Guarantor or from its property in respect of Obligations of the Borrower or another Guarantor, such Guarantor shall be entitled, subject to and upon (but not before) Discharge of the Obligations, (A) to demand and enforce reimbursement for the full amount of such payment from the Borrower or such other Guarantor, as applicable and (B) to demand and enforce contribution in respect of such payment from each other Guarantor which has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Guarantor pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Guarantors based on the relative value of their assets and any other equitable considerations deemed appropriate by the court.

(c) From and after the Debt Assumption, if and whenever any right of reimbursement or contribution becomes enforceable by any Grantor against any other Grantor under Sections 2.02(a) and 2.02(b), such Grantor shall be entitled, subject to and upon (but not before) Discharge of the Obligations, to be subrogated (equally and ratably with all other Grantors entitled to reimbursement or contribution from any other Grantor as set forth in this Section 2.02) to any security interest that may then be held by the Administrative Agent upon any Collateral granted to it in this Agreement. Such right of subrogation shall be enforceable solely after Discharge of the Obligations and solely against the Grantors, and not against the Secured Parties, and neither the Administrative Agent nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation. If subrogation is demanded by any Grantor, then, after Discharge of the Obligations, the Administrative Agent shall deliver to the Grantors making such demand, or to a representative of such Grantors or of the Grantors generally, an instrument reasonably satisfactory to the Administrative Agent transferring, on a quitclaim basis without any recourse, representation, warranty or obligation whatsoever, whatever security interest the Administrative Agent then may hold in whatever Collateral may then exist that was not previously released or disposed of by the Administrative Agent.

(d) All rights and claims arising under this Section 2.02 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Grantor as to any payment on account of the Obligations made by it or received or collected from its property shall be fully subordinated in all respects prior to the Discharge of the Obligations. Until Discharge of the Obligations, no Grantor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim. If any such payment or distribution is made or becomes available to any Grantor in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the person making such payment or distribution directly to the Administrative Agent, for application to the payment of the Obligations. If any such payment or distribution is received by any Grantor, it shall be held by such Grantor in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Grantor to the Administrative Agent, in the exact form received and, if necessary, duly endorsed.

(e) The obligations of the Grantors under the Loan Documents, including their liability for the Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectability or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2.02. The invalidity, insufficiency, unenforceability or uncollectability of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property. The Secured Parties make no representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

(f) Each Grantor reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other Grantor, but (i) the exercise and enforcement of such rights shall be subject to the foregoing provisions of this Section 2.02 and (ii) neither the Administrative Agent nor any other Secured Party shall ever have any duty or liability whatsoever in respect of any such right, except as provided in Section 2.02(c).

Section 2.03. Amendments, etc. with respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Bridge Facility Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith or with any of the other Obligations may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders under the Bridge Facility Agreement or all Lenders, as the case may be or, in the case of Secured Hedge Agreements or Secured Cash Management Agreements, the counterparties thereto) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Article 2 or any property subject thereto.

Section 2.04. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Article 2 or acceptance of the guarantee contained in this Article 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article 2; and all dealings between the Borrower and any of the other Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the other Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the guarantee contained in this Article 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (a) the validity or enforceability of the Bridge Facility Agreement or any other Loan Document or any Secured Hedge Agreement or Secured Cash Management Agreement, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance hereunder) which may at any time be available to or be asserted by the Borrower or any other Person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such other Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower or any other Grantor for the Obligations, or of such other Guarantor under the guarantee contained in this Article 2, in bankruptcy or in any other instance other than Discharge of the Obligations.

When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings. Without limiting the generality of the foregoing or any other provision hereof, each Guarantor hereby expressly waives any and all benefits which might otherwise be available to such Guarantor under California Civil Code Sections 2809, 2810, 2819, 2939, 2845, 2848, 2849, 2850, 2855, 2899 and 3433.

Section 2.05. Reinstatement. The guarantee contained in this Article 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

Section 2.06. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars in immediately available funds at the Administrative Agent’s Office as specified in the Bridge Facility Agreement.

Section 2.07. Bankruptcy, Etc.

(a) Until Discharge of the Obligations, no Guarantor shall, without the prior written consent of the Administrative Agent, commence or join with any other person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against the Borrower or any other Guarantor. The obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of any Borrower or any other Guarantor or by any defense which the Borrower or any Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) Each Guarantor acknowledges and agrees that any interest on any portion of the Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Obligations if such case or proceeding had not been commenced) shall be included in the Obligations guaranteed hereby because it is the intention of the Guarantors and Secured Parties that the Obligations which are guaranteed by the Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve any Borrower or any other Guarantor of any portion of such Obligations. The Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

Section 2.08. Subordination of Other Obligations. Any Indebtedness of the Borrower or any other Guarantor now or hereafter held by any other Guarantor (the “Obligee Guarantor”) whether as original creditor, assignee, or by way of subrogation, restitution or otherwise, is hereby subordinated in right of payment to the guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor upon the occurrence and during the continuance of an Event of Default shall be held in trust for the Administrative Agent on behalf of the Secured Parties and shall forthwith be paid over to the Administrative Agent for the benefit of the Secured Parties to be credited and applied against the Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

Section 2.09. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Grantor to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.09 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.09, or otherwise under this Guaranty, as it relates to such Grantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until Discharge of the Obligations. Each Qualified ECP Guarantor intends that this Section 2.09 constitute, and this Section 2.09 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Grantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE 3.

GRANT OF SECURITY INTEREST;

CONTINUING LIABILITY UNDER COLLATERAL.

Section 3.01. Notwithstanding anything herein to the contrary, the provisions of this Article 3 (including, without limitation, the grant of the security interests and Liens provided for herein), will be effective only upon the occurrence of the Debt Assumption (if any), it being understood that prior to the Debt Assumption, the Loans and the Guarantees thereof will be unsecured senior obligations of the applicable Grantor.

Section 3.02. Effective as of the Debt Assumption (if any), each Grantor as of the Debt Assumption (after giving effect to the Debt Assumption and Section 8.15(d)), hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in, all of the personal property of such Grantor, including, without limitation, the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a) all Accounts;

(b) all Chattel Paper;

(c) all Contracts;

(d) all Deposit Accounts;

(e) all Documents;

(f) all Equipment;

(g) all General Intangibles;

(h) all Instruments;

(i) all Insurance;

(j) all Intellectual Property;

(k) all Inventory;

(l) all Investment Property;

(m) all Letter of Credit Rights;

(n) all Money;

(o) all Vehicles;

(p) all Goods not otherwise described above;

(q) any Collateral Account;

(r) all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

(s) commercial tort claims now or hereinafter described on Schedule 6; and

(t) to the extent not otherwise included, all other property of the Grantor and all Proceeds and products accessions, rents and profits of any and all of the foregoing and all collateral security, Supporting Obligations and guarantees given by any Person with respect to any of the foregoing;

provided that notwithstanding anything to the contrary in this Agreement, the term “Collateral” shall not include the Excluded Assets.

Section 3.03. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Administrative Agent or any Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any Receivables, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Administrative Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to any Receivables, Pledged Partnership Interests or Pledged LLC Interests and (iii) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES.

To induce the Administrative Agent and the Lenders to enter into the Bridge Facility Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, (i) each Grantor hereby represents and warrants to the Secured Parties as of the Closing Date the representation and warranty set forth in Section 4.01 and (ii) BellRing Brands and the Post-Assumption Guarantors hereby represent and warrant to the Secured Parties, as of the Debt Assumption Date (after giving effect to the Debt Assumption) or on the later date specified in any such representation or warranty, as applicable, each of the representations and warranties set forth in this Article 4 (except, for avoidance of doubt, in each case to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date). Notwithstanding anything herein to the contrary, no schedules to this Agreement (other than Schedule 1, which is required to be provided on the Closing Date) are required to be provided as part of this Agreement until the date that is ten Business Days (or such later date as the Administrative Agent may agree to in its sole discretion) following the Debt Assumption Date, provided, however, that if the Loans have been repaid in full prior to such date then no schedules shall be required to be delivered.

Section 4.01. Representations in Bridge Facility Agreement. The representations and warranties set forth in Section 5 of the Bridge Facility Agreement as they relate to such Grantor or to the Loan Documents to which such Grantor is a party, each of which is hereby incorporated herein by reference, are true and correct, in all material respects, except for representations and warranties (i) expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and (ii) that are qualified as to “materiality”, “Material Adverse Effect” or similar language, in which case such representations and warranties shall be true and correct (after giving effect to any qualification therein) in all respects and the Secured Parties shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.0l, be deemed to be a reference to such Grantor’s knowledge.

Section 4.02. Title; No Other Liens. Such Grantor owns each item of the Collateral free and clear of any and all Liens or claims, including, without limitation, Liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as Grantor under a security agreement entered into by another Person, except for Permitted Liens. Except with respect to Permitted Liens, no financing statement, mortgage or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Bridge Facility Agreement.

Section 4.03. Perfected First Priority Liens. Other than with respect to the Permitted Exceptions, the security interests granted pursuant to this Agreement (i) upon completion of the UCC filings pursuant to Section 7.3 and the other actions required by Section 6.18 of the Bridge Facility Agreement and payment of all filing fees, will constitute valid fully perfected security interests in all of the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof and (ii) are prior to all other Liens on the Collateral except for Permitted Liens.

Section 4.04. Name; Jurisdiction of Organization, etc. As of the Debt Assumption (if any), such Grantor’s exact legal name (as indicated on the public record of such Grantor’s jurisdiction of formation or organization), jurisdiction of organization, organizational identification number, if any, and the location of such Grantor’s chief executive office are specified on Schedule 3. As of the Debt Assumption (if any), each Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Except as otherwise indicated on Schedule 3, as of the Debt Assumption (if any), the jurisdiction of each such Grantor’s organization of formation is required to maintain a public record showing the Grantor to have been organized or formed. Except as specified on Schedule 3, as of the Debt Assumption (if any), it has not changed its name, jurisdiction of organization, chief executive office or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past five years and has not within the last five years become bound (whether as a result of merger or otherwise) as Grantor under a security agreement entered into by another Person, which has not heretofore been terminated.

Section 4.05. Inventory and Equipment.

(a) As of the Debt Assumption (if any), the Inventory and the Equipment (other than Inventory or Equipment in transit) with an aggregate fair market value in excess of $5,000,000 are kept at the locations listed on Schedules 5.08(c) or 5.08(d)(i) in the Bridge Facility Agreement.

(b) Any Inventory now or hereafter produced by any Grantor included in the Collateral has been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended, other than up to $1,000,000 of Inventory in existence at any time in the aggregate.

(c) Except as set forth on Schedule 5.08(d)(i) in the Bridge Facility Agreement, as of the Debt Assumption (if any), none of the Inventory or Equipment with an aggregate fair market value in excess of $5,000,000 is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or is otherwise in the possession of any bailee or warehouseman.

Section 4.06. Intentionally Omitted. Intentionally omitted.

Section 4.07. Investment Property.

(a) Schedule 2 hereto (as such schedule may be amended from time to time concurrently with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Bridge Facility Agreement, as applicable) sets forth under the headings “Pledged Stock”, “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule. Schedule 2 hereto (as such schedule may be amended from time to time concurrently with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Bridge Facility Agreement, as applicable) sets forth under the heading “Pledged Debt Securities” or “Pledged Notes” all of the Pledged Debt Securities and Pledged Notes owned by any Grantor with a face value, in each case, in excess of $5,000,000, and all of such Pledged Debt Securities and Pledged Notes have been, to Grantor’s knowledge (although no knowledge qualifier shall be applicable to any Pledged Debt Securities and Pledged Notes issued by a Grantor or any Subsidiary thereof) duly authorized, authenticated or issued, and delivered and are the legal, valid and binding obligation of the issuers thereof enforceable in accordance with their terms and is not in default and constitute all of the issued and outstanding inter-company indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing to such Grantor. Each Grantor is the sole entitlement holder or customer of each “Securities Accounts,” “Commodities Accounts,” and “Deposit Accounts” owned by it, and such Grantor has not consented to, and has no knowledge of, any Person (other than the Administrative Agent pursuant hereto) having “control” (within the meanings of Sections 8-106, 9-106 and 9-104 of the UCC) over, or any other interest in, any such Securities Account, Commodity Account or Deposit Account (other than a Cash Collateral Deposit Account) or any securities, commodities or other property credited thereto, except Permitted Liens and except to the extent constituting Excluded Assets;

(b) The shares of Pledged Equity Interests pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of the Equity Interests of each Issuer owned by such Grantor other than any Equity Interest specifically excluded from the definition of “Pledged Equity Interests.”

(c) All the shares of the Pledged Equity Interests have been duly and validly issued and, if applicable, are fully paid and nonassessable.

(d) As of the Debt Assumption (if any), the terms of the membership agreement or partnership agreement that governs any uncertificated Pledged LLC Interests or Pledged Partnership Interests, respectively, do not provide certificates for such interests and do not provide that such interests are securities governed by the Uniform Commercial Code of any jurisdiction.

(e) The terms of any certificated Pledged LLC Interests and Pledged Partnership Interests expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the state of the Issuer’s organization.

(f) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property and Deposit Accounts pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Permitted Liens and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests.

(g) Within ten Business Days (or such later date as the Administrative Agent may agree to in its sole discretion) after the Debt Assumption Date, unless Discharge of the Obligations has occurred on or prior to the expiration of such period, each Issuer that is not a Grantor hereunder has executed and delivered to the Administrative Agent an Acknowledgment and Agreement, in substantially the form of Exhibit A, to the pledge of the Pledged Securities pursuant to this Agreement,.

Section 4.08. Receivables.

(a) Within ten Business Days (or such later date as the Administrative Agent may agree to in its sole discretion) after the Debt Assumption Date, unless Discharge of the Obligations has occurred on or prior to the expiration of such period, no amount in excess of $2,500,000 individually or $5,000,000 in the aggregate payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Tangible Chattel Paper which has not been delivered to the Administrative Agent or constitutes Electronic Chattel Paper that has not been subjected to the control (within the meaning of Section 9-105 of the UCC) of the Administrative Agent.

(b) To the knowledge of each Grantor, each Receivable of such Grantor at the time of its creation (i) is the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (ii) is enforceable in accordance with its terms, (iii) is not subject to any setoffs, defenses, taxes, counterclaims (except with respect to rebates, refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise and disputes arising in the ordinary course of business) and (iv) is in compliance in all material respects with all applicable Laws.

Section 4.09. Intellectual Property.

(a) As of the Debt Assumption (if any), Schedule 5 lists all issued Patents and Patent applications, registered Trademarks and Trademark applications, and registered Copyrights and Copyright applications owned by such Grantor (such Intellectual Property, together with all other Intellectual Property of such Grantor, in each case which is material to the business of the Borrower and its Subsidiaries taken as a whole and owned by a given Grantor, such Grantor’s “Material Grantor Intellectual Property”). Except as set forth in Schedule 5, as of the Debt Assumption (if any), such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to the Material Grantor Intellectual Property and is otherwise entitled to use all such Material Grantor Intellectual Property, subject only to the license terms of the licensing or franchise agreements referred to in paragraph (c) below.

(b) All Material Grantor Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and to the knowledge of such Grantor, neither the operation of such Grantor’s business as currently conducted nor the use of the Material Grantor Intellectual Property in connection therewith infringe, misappropriate, dilute or otherwise violate the intellectual property rights of any other Person, except in such cases where it could not reasonably be expected to have a Material Adverse Effect.

(c) As of the Debt Assumption (if any), except as set forth in Schedule 5, there are no other agreements, orders, or judgments which materially impair the use of any Material Grantor Intellectual Property.

(d) The rights of such Grantor in or to the Material Grantor Intellectual Property do not infringe, misappropriate, dilute or otherwise violate the rights of any third party, and no claim has been asserted that the use of any Material Grantor Intellectual Property does or may infringe, misappropriate, dilute or otherwise violate the rights of any third party, in either case, which infringement, misappropriation, dilution or other violation could reasonably be expected to have a Material Adverse Effect. To the knowledge of such Grantor, there is currently no infringement, misappropriation, dilution or unauthorized use of any item of Material Grantor Intellectual Property that could reasonably be expected to have a Material Adverse Effect.

(e) No holding, decision or judgment has been rendered by any Governmental Authority which would limit or cancel the validity or enforceability of, or such Grantor’s rights in, any Material Grantor Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect. Such Grantor is not aware of any uses of any item of Material Grantor Intellectual Property that could reasonably be expected to lead to such item becoming invalid or unenforceable including, without limitation, unauthorized uses by third parties and uses which were not supported by the goodwill of the business connected with Trademarks and Trademark Licenses that could reasonably be expected to have a Material Adverse Effect.

(f) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened (i) seeking to limit or question the validity of any Material Grantor Intellectual Property or such Grantor’s ownership interest therein that could reasonably be expected to have a Material Adverse Effect, (ii) alleging that any services provided by, processes used by, or products manufactured or sold by such Grantor infringe any patent, trademark, copyright, or any other right of any third party that could reasonably be expected to have a Material Adverse Effect, or (iii) alleging that any such Material Grantor Intellectual Property is being licensed, sublicensed or used in violation of any patent, trademark, copyright or any other right of any third party, that could reasonably be expected to have a Material Adverse Effect. To the knowledge of such Grantor, no Person is engaging in any activity that infringes, misappropriates, dilutes or otherwise violates the Material Grantor Intellectual Property or upon the rights of such Grantor therein and that could reasonably be expected to have a Material Adverse Effect. The consummation of the transactions contemplated by this Agreement will not result in the termination or material impairment of any of the Material Grantor Intellectual Property.

(g) With respect to each Copyright License, Trademark License and Patent License material to the business of the Borrower and its Subsidiaries taken as a whole to which such Grantor is a party: (i) such license is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license, (ii) to the extent any such Copyright License, Trademark License or Patent License is not Excluded Assets such license will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interests granted herein, nor will the grant of such rights and interests constitute a breach or default under such license or otherwise give the licensor or licensee a right to terminate such license, (iii) such Grantor has not received any notice of a breach or default under such license that could reasonably be expected to have a Material Adverse Effect, and (iv) such Grantor is not in breach or default in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a material breach or default or permit termination, modification or acceleration under such license that could reasonably be expected to have a Material Adverse Effect.

(h) As of the Debt Assumption (if any), except as set forth in Schedule 5, such Grantor has performed all acts and has paid all required fees and taxes to maintain each and every item of Material Grantor Intellectual Property in full force and effect and has made commercially reasonable efforts to protect and maintain its interest therein except in such cases where such Grantor has determined in its reasonable business judgment to no longer maintain any such item of Material Grantor Intellectual Property. Such Grantor has, where practical, used statutory notice in marking in connection with its use of each Patent, Trademark and Copyright included in the Material Grantor Intellectual Property except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(i) To the knowledge of such Grantor, except where it could not reasonably be expected to have a Material Adverse Effect, (i) none of the Trade Secrets included in the Grantor Intellectual Property of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person, (ii) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor, and (iii) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s Intellectual Property.

(j) Such Grantor has made all filings and recordations necessary, in its reasonable business judgment, to adequately protect its interest in its Material Grantor Intellectual Property including, without limitation, recordation of its interests in the Patents and Trademarks with the United States Patent and Trademark Office and in corresponding national and international patent offices, and recordation of any of its interests in the Copyrights with the United States Copyright Office and in corresponding national and international copyright offices except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(k) Such Grantor has taken all commercially reasonable steps to use consistent standards of quality in the manufacture, distribution and sale of all products sold and provision of all services provided under or in connection with any item of Material Grantor Intellectual Property and has taken all commercially reasonable steps to ensure that all licensed users of any kind of Material Grantor Intellectual Property use such consistent standards of quality except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(l) No Grantor is subject to any settlement or consents, judgment, injunction, order, decree, covenants not to sue, non-assertion assurances or releases that would impair the validity or enforceability of, or such Grantor’s rights in, any Grantor Intellectual Property material to the business of the Borrower and its Restricted Subsidiaries and that could reasonably be expected to have a Material Adverse Effect.

Section 4.10. Letter of Credit Rights. No Grantor is a beneficiary or assignee under any letter of credit in excess of $15,000,000 other than those described on Schedule 7, which shall be amended by the Borrower from time to time concurrently with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Bridge Facility Agreement, as applicable, to reflect any additional letter of credit rights obtained since such schedule was last delivered.

Section 4.11. Commercial Tort Claims. No Grantor has any commercial tort claims in excess of $15,000,000 other than those described on Schedule 6, which shall be amended by the Borrower from time to time concurrently with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Bridge Facility Agreement, as applicable, to reflect any additional commercial tort claims arising since such schedule was last delivered.

ARTICLE 5.

COVENANTS.

Each Grantor covenants to and agrees with the Secured Parties that, from and after (i) the Debt Assumption, with respect to each Section of this Article 5 other than Section 5.1, or (ii) the Closing Date, only with respect to Section 5.1, in each case until the Discharge of the Obligations (provided, however, that the covenants and agreements in this Article 5 are in each case subject to Section 6.18 of the Bridge Facility Agreement, and in the event any action would be required by this Article 5 to be taken or completed prior to the applicable deadline specified in Section 6.18 of the Bridge Facility Agreement, the applicable deadline specified in Section 6.18 of the Bridge Facility Agreement shall control):

Section 5.01. Covenants in Bridge Facility Agreement. Each Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken by such Grantor, as the case may be, so that no Event of Default is caused by the failure of such Grantor to take such action or to refrain from taking such action.

Section 5.02. Delivery and Control of Instruments, Chattel Paper, Negotiable Documents, Investment Property and Deposit Accounts.

(a) If any of the Collateral having a fair market value or in a principal amount in excess of $2,500,000 individually or $5,000,000 in the aggregate is or shall become evidenced or represented by any Instrument, Certificated Security, Negotiable Document or Tangible Chattel Paper, such Instrument (other than checks received in the ordinary course of business), Certificated Security, Negotiable Document or Tangible Chattel Paper shall be delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement concurrently with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Bridge Facility Agreement, as applicable.

(b) If any of the Collateral having a fair market value or in a principal amount in excess of $2,500,000 individually or $5,000,000 in the aggregate is or shall become “Electronic Chattel Paper” such Grantor shall ensure that (i) a single authoritative copy exists which is unique, identifiable, unalterable (except as provided in clauses (iii), (iv) and (v) of this paragraph), (ii) that such authoritative copy identifies the Administrative Agent as the assignee and is communicated to and maintained by the Administrative Agent or its designee, (iii) that copies or revisions that add or change the assignee of the authoritative copy can only be made with the participation of the Administrative Agent, (iv) that each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy and not the authoritative copy and (v) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

(c) If any of the Pledged Equity Interests is or shall become evidenced or represented by an Uncertificated Security, such Grantor shall cause the Issuer thereof either (i) to register the Administrative Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to agree in writing with such Grantor and the Administrative Agent that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Administrative Agent without further consent of such Grantor, such agreement to be in substantially the form of Exhibit C or such other form as may be provided by such Issuer reasonably satisfactory to the Administrative Agent.

(d) [Reserved.]

(e) [Reserved.]

(f) In addition to and not in lieu of the foregoing, if any Issuer of any Investment Related Property is organized under the law of, or has its chief executive office in, a jurisdiction outside of the United States, each Grantor shall take such additional actions, including, without limitation, causing the issuer to register the pledge on its books and records, as may be necessary or advisable or as may be reasonably requested by the Administrative Agent, under the laws of such jurisdiction to insure the validity, perfection and priority of the security interest of the Administrative Agent.

Section 5.03. Intentionally Omitted.

Section 5.04. Maintenance of Perfected Security Interest; Further Documentation.

(a) Other than with respect to the Permitted Exceptions, such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.03 hereof and shall defend such security interest against the claims and demands of all Persons whomsoever other than the holders of Permitted Liens.

(b) Such Grantor will furnish to the Secured Parties from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the assets and property of such Grantor as the Administrative Agent may reasonably request, all in reasonable detail.

Section 5.05. Changes in Locations, etc. Such Grantor will not, except as disclosed concurrently with the delivery by the Borrower of the items required by Section 6.01(a) and 6.01(b) of the Bridge Facility Agreement, as applicable, and delivery to the Administrative Agent of duly authorized and, where required, executed copies of all additional financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein (other than with respect to Permitted Exceptions), permit Inventory or Equipment with an aggregate value in excess of $20,000,000 (other than Inventory or Equipment in transit) to be kept at a location other than those listed on Schedules 5.08(c) or 5.08(d)(i) of the Bridge Facility Agreement.

Section 5.06. Notices. Such Grantor will advise the Administrative Agent promptly, in reasonable detail, of:

(a) any Lien (other than any Permitted Lien) on any of the Collateral which would adversely affect in any material respect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

(b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

Section 5.07. Investment Property.

(a) If such Grantor shall become entitled to receive or shall receive any stock or other ownership certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Pledged Equity Interest of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Securities, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly endorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer (unless (x) such liquidation or dissolution was not prohibited by the Bridge Facility Agreement, and (y) no Event of Default shall have occurred and be continuing) shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

(b) Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock, partnership interests, limited liability company interests or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock, partnership interests, limited liability company interests or other equity securities of any nature of any Issuer (except, in each case, pursuant to a transaction which is not prohibited by the Bridge Facility Agreement), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Investment Property or Proceeds thereof or any interest therein (except, in each case, pursuant to a transaction not prohibited by the Bridge Facility Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement and other Permitted Liens that are not consensual Liens, (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof or any interest therein (unless expressly permitted pursuant to the Bridge Facility Agreement) or (v) without the prior written consent of the Administrative Agent, cause any Issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) as of the Debt Assumption (if any) to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC, unless such Grantor shall promptly notify the Administrative Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Administrative Agent’s “control” thereof.

(c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.07(a) hereof with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.03(c) and 6.07 hereof shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Sections 6.03(c) or 6.07 hereof with respect to the Pledged Securities issued by it. In addition, each Grantor which is either an Issuer or an owner of any Pledged Security hereby consents to the grant by each other Grantor of the security interest hereunder in favor of the Administrative Agent for the benefit of the Secured Parties and to the transfer of any Pledged Security to the Administrative Agent or its nominee following an Event of Default and to the substitution of the Administrative Agent or its nominee as a partner, member or shareholder of the Issuer of the related Pledged Security.

Section 5.08. Receivables. Other than in the ordinary course of business or as expressly permitted pursuant to the Bridge Facility Agreement, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could reasonably be likely to materially and adversely affect the value thereof.

Section 5.09. Intellectual Property.

(a) Such Grantor (either itself or through licensees) will (i) in its reasonable business judgment, continue to use each Trademark included in the Grantor Intellectual Property (“Grantor Trademarks”) on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Grantor Trademarks in full force free from any claim of abandonment for non-use except where the failure to continue such use could not reasonably be expected to have a Material Adverse Effect, (ii) maintain as in the past the quality of products and services offered under such Grantor Trademarks and take all reasonably necessary steps to ensure that all licensed users of such Grantor Trademarks maintain as in the past such quality except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect and (iii) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Grantor Trademark may become invalidated or materially impaired in any way except where such action could not reasonably be expected to have a Material Adverse Effect.

(b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any Patent included in the Grantor Intellectual Property (“Grantor Patents”) may become forfeited, abandoned or dedicated to the public except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) Such Grantor (either itself or through licensees) (i) will in its reasonable business judgment, employ each Copyright included in the Grantor Intellectual Property (“Grantor Copyrights”) except where the failure to do so could not reasonably be expected to have a Material Adverse Effect and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Grantor Copyrights may become invalidated or otherwise materially impaired except in such circumstances that could not reasonably be expected to have a Material Adverse Effect. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of Grantor Copyrights may fall into the public domain except as could not reasonably be expected to have a Material Adverse Effect.

(d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any Grantor Intellectual Property to infringe, misappropriate, dilute or otherwise violate the intellectual property rights of any other Person except where such use could not reasonably be expected to have a Material Adverse Effect.

(e) Such Grantor (either itself or through licensees) will, where practical, use statutory notice marking in connection with the use of each Grantor Patent, Grantor Trademark and Grantor Copyright except where the failure to use such notices could not reasonably be expected to have a Material Adverse Effect.

(f) Except where it could not reasonably be expected to have a Material Adverse Effect, such Grantor will notify the Secured Parties promptly if it knows that any application or registration relating to any Grantor Intellectual Property has become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any Material Grantor Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(g) Following such Grantor’s acquisition or creation of any copyrightable work, invention, trademark or other similar property that is material to the business of Grantor, such Grantor will, if consistent with its reasonable business judgment, apply for registration thereof with the United States Copyright Office, the United States Patent and Trademark Office or other appropriate office. Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Material Grantor Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency of the United States of America or Canada, the Borrower or such Grantor shall report such filing to the Administrative Agent at the time of and concurrent with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Bridge Facility Agreement, as applicable, for the period in which such filing occurs (or such longer period of time as may be agreed to by the Administrative Agent in its sole discretion). For the avoidance of doubt, no Grantor shall be obligated to provide notice to Administrative Agent of, or otherwise include on a schedule, any Copyright License, Trademark License, Patent License or Trade Secret License.

(h) Such Grantor will take steps, in its reasonable business judgment and except where the failure to take any action described in this subsection could not reasonably be expected to have a Material Adverse Effect, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application in respect of (and to obtain the relevant registration in respect of) and to maintain each registration in respect of, Material Grantor Intellectual Property, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office and the United States Copyright Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of incontestability, the filing of divisional, continuation, continuation-in-part, reissue, and renewal applications or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(i) Such Grantor (either itself or through licensees) will not, without the prior written consent of the Administrative Agent, discontinue use of or otherwise abandon any Grantor Intellectual Property except in such circumstances that could not reasonably be expected to have a Material Adverse Effect.

(j) In the event that any Material Grantor Intellectual Property is known by any such Grantor to be infringed, misappropriated or diluted by a third party, such Grantor shall take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Material Grantor Intellectual Property.

(k) Such Grantor agrees that, should it obtain an ownership interest in any item of Intellectual Property (excluding any Copyright License, Trademark License, Patent License or Trade Secret License) which is not part of the Collateral as of the Debt Assumption Date (the “After-Acquired Intellectual Property”), (i) the provisions of Article 3 shall automatically apply thereto, (ii) any such After-Acquired Intellectual Property, and in the case of Trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Collateral, (iii) it or the Borrower shall, at the time of and concurrent with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Bridge Facility Agreement, as applicable, for the period in which such Grantor acquires such ownership interest (or such longer period of time as may be agreed to by the Administrative Agent in its sole discretion), give written notice thereof to the Administrative Agent in accordance herewith, and (iv) it or the Borrower shall provide the Administrative Agent, at the time of and concurrent with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Bridge Facility Agreement, as applicable, for the period in which such Grantor acquires such ownership interest (or such longer period of time as may be agreed to by the Administrative Agent in its sole discretion), with an amended Schedule 5 hereto and take the actions specified in Section 5.09(m) hereof with respect to such Intellectual Property in the United States or Canada.

(l) Within five Business Days (or such later date as the Administrative Agent may agree to in its sole discretion) after the Debt Assumption Date, unless Discharge of the Obligations has occurred on or prior to the expiration of such period, such Grantor agrees to execute an Intellectual Property Security Agreement with respect to its Copyrights, Trademarks, and Patents, in substantially the form of Exhibit B-1 in order to record the security interest granted herein to the Administrative Agent for the benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office, and any other applicable Governmental Authority or any political subdivision of the United States or Canada. For the avoidance of doubt, no Grantor shall be obligated to execute an Intellectual Property Security Agreement with respect to its Copyright Licenses, Trademark Licenses, Patent Licenses or Trade Secret Licenses.

(m) Commencing on the date five Business Days (or such later date as the Administrative Agent may agree to in its sole discretion) after the Debt Assumption Date, unless Discharge of the Obligations has occurred on or prior to such date, such Grantor agrees to execute an After-Acquired Intellectual Property Security Agreement with respect to its After-Acquired Intellectual Property with respect to such Intellectual Property in the United States and Canada in substantially the form of Exhibit B-2 in order to record the security interest granted herein to the Administrative Agent for the benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office, and any other applicable Governmental Authority or any political subdivision of the United States or Canada.

(n) Such Grantor shall take commercially reasonable steps as it determines in its reasonable business judgment to protect the secrecy of all Trade Secrets included in the Material Grantor Intellectual Property.

Section 5.10. Commercial Tort Claims. If any Grantor shall at any time after the Debt Assumption acquire or become the beneficiary of a commercial tort claim in excess of $15,000,000, such Grantor shall promptly provide the Administrative Agent with an amended Schedule 6 hereto describing the details thereof concurrently with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Bridge Facility Agreement, as applicable.

Section 5.11. Changes in Locations, Name, Jurisdiction of Incorporation, etc. Such Grantor will not, except upon 15 days’ prior written notice to the Administrative Agent (or such shorter period as may be agreed to by the Administrative Agent in its sole discretion) and delivery to the Administrative Agent of duly authorized and, where required, executed copies of all additional financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein (other than with respect to Permitted Exceptions):

(a) except in connection with the merger of a Grantor into another Grantor, change its legal name, jurisdiction of organization or the location of its chief executive office from that referred to in Schedule 3 (as supplemented from time to time by an Assumption Agreement); or

(b) except in connection with the merger of a Grantor into another Grantor, change its legal name or structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.

ARTICLE 6.

REMEDIAL PROVISIONS.

Notwithstanding anything herein to the contrary, the provisions of this Article 6 will be effective only upon the occurrence of the Debt Assumption (if any), it being understood that prior to the Debt Assumption, the Loans and the Guarantees thereof will be unsecured senior obligations of the applicable Grantor.

Section 6.01. Certain Matters Relating to Receivables.

(a) Upon the occurrence and during the continuance of an Event of Default, (1) the Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications and (2) upon the Administrative Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others reasonably satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, and each Grantor hereby agrees to continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation and diligently exercise each material right it may have under any Receivable and any Supporting Obligation, in each case, at its own expense; provided, however, that the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.05 hereof, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

Section 6.02. Communications with Obligors; Grantors Remain Liable.

(a) The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Administrative Agent’s reasonable satisfaction the existence, amount and terms of any Receivables.

(b) After the occurrence and during the continuance of an Event of Default, (i) the Administrative Agent may notify, or require any Grantor to so notify, the Account Debtor or counterparty on any Receivable of the security interest of the Administrative Agent therein, and (ii) the Administrative Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the Account Debtor or counterparty to make all payments under the Receivables directly to the Administrative Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

Section 6.03. Pledged Securities.

(a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.03(b) hereof, each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Equity Interests and all payments made in respect of the Pledged Notes, unless prohibited by the Bridge Facility Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate or other ownership right exercised or other action taken which would impair in any material respect the Collateral taken as a whole or which would result in an Event of Default.

(b) If an Event of Default shall occur and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of its intent to exercise its rights under this Section 6.03(b): (i) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and other consensual rights and (ii) the Administrative Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Property to its name or the name of its nominee or agent. In addition, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Property for certificates or instruments of smaller or larger denominations. In order to permit the Administrative Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and each Grantor acknowledges that the Administrative Agent may utilize the power of attorney set forth herein.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

Section 6.04. Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Secured Parties specified in Section 6.01 hereof with respect to payments of Receivables, if an Event of Default shall occur and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its rights pursuant to this Section 6.04, all Proceeds received by any Grantor consisting of cash, Cash Equivalents, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.05 hereof.

Section 6.05. Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may, notwithstanding the provisions of Section 2.12(f) of the Bridge Facility Agreement, apply all or any part of the net Proceeds (after deducting fees and expenses as provided in Section 6.06 hereof) constituting Collateral realized through the exercise by the Administrative Agent of its remedies hereunder, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Article 2, in payment of the Obligations in the following order:

(a) First, to the Administrative Agent, to pay incurred and unpaid fees and expenses of the Secured Parties under the Loan Documents, any Secured Hedge Agreements, and any Cash Management Agreements;

(b) Second, to the Administrative Agent, for application by it towards payment of all other amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;

(c) Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and

(d) Fourth, any balance of such Proceeds remaining after Discharge of the Obligations shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

Section 6.06. Code and Other Remedies.

(a) If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or its rights under any other applicable Law or in equity. If an Event of Default shall occur and be continuing, without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by Law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. If an Event of Default shall occur and be continuing, each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by Law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. For purposes of bidding and making settlement or payment of the purchase price for all or a portion of the Collateral sold at any such sale made in accordance with the UCC or other applicable laws, including, without limitation, the Bankruptcy Code, the Administrative Agent, as agent for and representative of the Secured Parties (but not any Secured Party or Secured Parties in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled to credit bid and use and apply the Obligations (or any portion thereof) as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such sale, such amount to be apportioned ratably to the Obligations of the Secured Parties in accordance with their pro rata share of such Obligations. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable Law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by Law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Administrative Agent may sell the Collateral without giving any warranties as to the Collateral. The Administrative Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Each Grantor agrees that it would not be commercially unreasonable for the Administrative Agent to dispose of the Collateral or any portion thereof by using internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Administrative Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall have the right to enter onto the property where any Collateral is located and take possession thereof with or without judicial process.

(b) The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.06 hereof, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. If the Administrative Agent sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser and received by the Administrative Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Administrative Agent may resell the Collateral and the Grantor shall be credited with proceeds of the sale. To the extent permitted by applicable Law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by it of any rights hereunder.

(c) In the event of any Disposition of any of the Grantor Intellectual Property, the goodwill of the business connected with and symbolized by any Trademarks subject to such Disposition shall be included, and the applicable Grantor shall supply the Administrative Agent or its designee with any documents and things embodying Grantor’s know-how and expertise relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to any Grantor Intellectual Property subject to such Disposition, and such Grantor’s customer lists and other records and documents relating to such Grantor Intellectual Property and to the manufacture, distribution, advertising and sale of such products and services.

Section 6.07. Registration Rights.

(a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Equity Interests or the Pledged Debt Securities pursuant to Section 6.06 hereof, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Equity Interests or the Pledged Debt Securities, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Equity Interests or the Pledged Debt Securities, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Equity Interests or the Pledged Debt Securities, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Equity Interests or the Pledged Debt Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Equity Interests or the Pledged Debt Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) Each Grantor agrees to use its best efforts to do or cause to be done all such other reasonable acts as are necessary to make such sale or sales of all or any portion of the Pledged Equity Interests or the Pledged Debt Securities pursuant to this Section 6.07 valid and binding and in compliance with any and all other applicable requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.07 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.07 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Bridge Facility Agreement or a defense of payment.

Section 6.08. Waiver; Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

Section 6.09. Intentionally Omitted.

Section 6.10. IP Licenses. If an Event of Default shall occur and be continuing, for the purpose of enabling the Administrative Agent to exercise rights and remedies under this Article 6 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, license out, convey, transfer or grant options to purchase any Collateral), each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties an irrevocable, nonexclusive, and assignable license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use, practice, sublicense, and otherwise exploit any and all Intellectual Property now owned or held or hereafter acquired or held by such Grantor (which license shall include access to all media in which any of the licensed items may be recorded or stored and to all software and programs used for the compilation or printout thereof).

ARTICLE 7.

THE ADMINISTRATIVE AGENT

Section 7.01. Administrative Agent’s Appointment as Attorney-in-Fact, etc.

(a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following if an Event of Default shall occur and be continuing (provided, that any of the following provisions that relate solely to the Collateral or are only applicable after the Loans are secured will be effective only upon the consummation of the Debt Assumption (if any)):

(i) in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise reasonably deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Sections 6.06 or 6.07 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.01(a) to the contrary notwithstanding, the Administrative Agent agrees that, except as provided in Section 7.01(b) below, it will not exercise any rights under the power of attorney provided for in this Section 7.01(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless an Event of Default has occurred and is continuing or time is of the essence, the Administrative Agent shall not exercise this power without first making written demand on the Grantor and the Grantor failing to reasonably promptly comply therewith.

(c) The reasonable out-of-pocket expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.01, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Loans under the Bridge Facility Agreement, from the date of demand for payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until Discharge of the Obligations.

Section 7.02. Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from their own gross negligence or willful misconduct in breach of a duty owed to such Grantor.

Section 7.03. Execution of Financing Statements. Each Grantor acknowledges that pursuant to Section 9-509(b) of the New York UCC and any other applicable Law, each Grantor authorizes the Administrative Agent to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Administrative Agent on behalf of the Secured Parties under this Agreement; provided, however, that no such financing statement shall be filed or recorded prior to 5:00 p.m., New York City time, on the Debt Assumption Date, and then only if the Loans are outstanding at such time. Each Grantor agrees that such financing statements may describe the collateral in the same manner as described in the Security documents or as “all assets” or “all personal property” of the undersigned, whether now owned or hereafter existing or acquired by the undersigned or such other description as the Administrative Agent, in its sole judgment, determines is necessary or advisable. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

Section 7.04. Authority of Administrative Agent.

(a) Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Bridge Facility Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

(b) The Administrative Agent has been appointed to act as Administrative Agent hereunder by the Lenders and, by their acceptance of the benefits hereof, the other Secured Parties. The Administrative Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Agreement and the Bridge Facility Agreement; provided that the Administrative Agent shall, after Discharge of the Obligations has occurred, exercise, or refrain from exercising, any remedies provided for herein and otherwise act in accordance with the instructions of the holders of a majority of the sum of (x) the aggregate settlement amount (exclusive of expenses and similar payments but including any early termination payments then due) under all Secured Hedge Agreements and (y) all amounts payable under Secured Cash Management Agreements (exclusive of expenses and similar payments).

Section 7.05. Appointment of Co-Administrative Agents. At any time or from time to time, in order to comply with any requirement of Law, the Administrative Agent may appoint another bank or trust company or one of more other persons, either to act as co-agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and which may be specified in the instrument of appointment (which may, in the discretion of the Administrative Agent, include provisions for indemnification and similar protections of such co-agent or separate agent).

ARTICLE 8.

MISCELLANEOUS.

Section 8.01. Amendments in Writing; Amendments to Schedules. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.01 of the Bridge Facility Agreement. Each of the Schedules hereto may be amended or supplemented by any Grantor at any time by providing written notice of such amendment or supplement to the Administrative Agent, and in such case such schedule shall be deemed to be amended and supplemented as of the date of such written notice.

Section 8.02. Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 11.02 of the Bridge Facility Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1 as updated from time to time by any Grantor by providing notice to Administrative Agent in accordance with Section 11.02 of the Bridge Facility Agreement.

Section 8.03. No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.01 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Section 8.04. Enforcement Expenses; Indemnification.

(a) Each Grantor agrees to pay or reimburse each Secured Party for all its reasonable out-of-pocket costs and expenses incurred in collecting against such Grantor under the guarantee contained in Article 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to each Secured Party and of counsel to the Administrative Agent.

(b) Each Grantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes (excluding any taxes based on income) which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) Each Grantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 11.04 of the Bridge Facility Agreement.

(d) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Bridge Facility Agreement and the other Loan Documents.

(e) Each Grantor agrees that the provisions of Section 3.01 of the Bridge Facility Agreement are hereby incorporated herein by reference, mutatis mutandis, and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein.

Section 8.05. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and permitted assigns; provided that, other than pursuant to the Debt Assumption (which, for the avoidance of doubt, is permitted subject to Section 4.02 of the Bridge Facility Agreement without the consent of the Administrative Agent), no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and any such assignment, transfer or delegation without such consent shall be null and void.

Section 8.06. Set-Off. Each Grantor hereby irrevocably authorizes each Secured Party (other than any Hedge Bank or Cash Management Bank) at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such party may elect, against and on account of the obligations and liabilities of such Grantor to such party hereunder and claims of every nature and description of such party against such Grantor, in any currency, whether arising hereunder, under the Bridge Facility Agreement, any other Loan Document or otherwise, as such party may elect, whether or not any party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Party (other than any Hedge Bank or Cash Management Bank) shall notify such Grantor promptly of any such set-off and the application made by such party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party (other than any Hedge Bank or Cash Management Bank) under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such party may have.

Section 8.07. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 8.08. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.09. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Section 8.10. Integration/Conflict. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents. In the case of any Collateral “located” outside of the United States (including any Equity Interests of an Issuer organized under a jurisdiction other than the United States or any state or other locality thereof), in the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of a Foreign Security Document which cannot be resolved by both provisions being complied with, the provisions contained in the Foreign Security Document shall govern to the extent of such conflict.

Section 8.11. GOVERNING LAW. THIS AGREEMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE IN ANY WAY HERETO OR THE NEGOTIATION, EXECUTION OR PERFORMANCE THEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY, UNLESS OTHERWISE EXPRESSLY SET FORTH THEREIN, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 8.12. Submission to Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the Courts of the State of New York sitting in the borough of Manhattan, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof;

(b) agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York state court or, to the fullest extent permitted by applicable Law, in such federal court;

(c) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law and that nothing in this agreement or in any other Loan Document shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Grantor or its Properties in the courts of any jurisdiction;

(d) waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section (and irrevocably waives to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court);

(e) consents to service of process in the manner provided for in Section 11.02 of the Bridge Facility Agreement (and agrees that nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law); and

(f) waives, to the maximum extent not prohibited by Law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

Section 8.13. Acknowledgments. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

Section 8.14. Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.11 of the Bridge Facility Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

Section 8.15. Releases; Debt Assumption.

(a) At such time as there has been a Discharge of the Obligations, (i) if such Discharge of the Obligations occurs after the Debt Assumption, the Collateral shall be released from the Liens created hereby, and (ii) this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and (if applicable) all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall (x) if applicable, promptly deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and (y) execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) After the Debt Assumption, if any of the Collateral shall be Disposed of by any Grantor in a transaction not prohibited by the Bridge Facility Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

(c) At the request and sole expense of the Borrower, a Grantor (other than the Borrower) shall be released from its obligations hereunder (and, after the Debt Assumption, all Equity Interests of such Grantor (other than the Borrower) pledged hereunder and all Liens granted on its assets in favor of the Administrative Agent shall be released) in the event that (i) all the Equity Interests of such Grantor (other than the Borrower) or (ii) all or substantially all of the assets of such Grantor (other than the Borrower) (including by way of merger or consolidation), shall be Disposed of, in each case in a transaction not prohibited by the Bridge Facility Agreement; provided that, in the case of a Disposition (which excludes, for the avoidance of doubt, the designation of a Guarantor as an Unrestricted Subsidiary) the Borrower shall have delivered to the Administrative Agent, at least five (5) Business Days (or such shorter period as may be agreed to by the Administrative Agent in its sole discretion) prior to the date of the proposed release, a written request for release identifying the relevant Grantor (other than the Borrower) and the terms of the Disposition in reasonable detail, together with a certification by the Borrower stating that such transaction is in compliance with the Bridge Facility Agreement and the other Loan Documents and, if applicable, that the Proceeds of such Disposition will be applied in accordance therewith. If any Grantor is designated as an Unrestricted Subsidiary in accordance with the Bridge Facility Agreement, or otherwise ceases to be a Restricted Subsidiary (including by way of liquidation or dissolution) in a transaction permitted by the Bridge Facility Agreement, such Grantor and all Equity Interests in such Grantor pledged hereunder shall be automatically released and relieved of all of its obligations under this Agreement and all Liens granted by such Grantor on its assets in favor of the Administrative Agent shall be automatically released. Promptly following the request and at the sole expense of Borrower or any such Grantor, the Administrative Agent shall file all terminations and releases, if any, necessary to effectuate the releases described in the preceding sentence.

(d) Upon consummation of the Debt Assumption, (i) (A) each Subsidiary Guarantor, other than the Post-Assumption Guarantors, shall be automatically released and relieved of all of its obligations under this Agreement, and (B) the Company shall be released and relieved of all of its obligations under this Agreement, in the case of this clause (B), as and to the extent provided in the Borrower Assignment and Assumption, (ii) BellRing Brands shall automatically become bound hereunder as Borrower and Grantor, without any further action taken or instrument executed by BellRing Brands, and (iii) Administrative Agent shall execute and deliver the Borrower Assignment and Assumption.

(e) Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Administrative Agent subject to such Grantor’s rights under Section 9-509(d)(2) of the New York UCC.

Section 8.16. WAIVER OF JURY TRIAL. EACH GRANTOR AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 8.17. [Reserved].

[remainder of page left intentionally blank; signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

POST HOLDINGS, INC.

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Executive Vice President, General Counsel and Chief Administrative Officer, Secretary

[SIGNATURE PAGE TO GUARANTEE AND COLLATERAL AGREEMENT]

GUARANTORS:

Impact Real Properties, LLC
PHI Canada Holding Corp.
TA/DEI-A Acquisition Corp.

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Secretary of each above-listed entity

BellRing Brands, LLC

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Assistant Secretary

BE Partner LLC

BEF Foods, Inc.

BEF Management, Inc.

BEF Restaurant Services LLC

Bob Evans Express, LLC

Bob Evans Farms, Inc.

Bob Evans Farms, LLC

Bob Evans Holding, Inc.

Bob Evans Transportation Company, LLC

Casa Trucking, Inc.

Crystal Farms Dairy Company

Dymatize Enterprises, LLC

Kettle Creations, LLC

MCafe Holding, LLC

M.G. Waldbaum Company

MFI Holding Corporation

MFI International, Inc.

Michael Foods Group, Inc.

Michael Foods, Inc.

Michael Foods of Delaware, Inc.

MOM Brands Company, LLC

MOM Brands Sales, LLC

National Pasteurized Eggs, Inc.

National Pasteurized Eggs, LLC

Northern Star Co.

Papetti’s Hygrade Egg Products, Inc.

PCB Battle Creek, LLC

Pineland Farms Potato Company, Inc.

Post Consumer Brands, LLC

Post Foods, LLC

Premier Nutrition Company, LLC

Supreme Protein, LLC

Weetabix Company, LLC

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Assistant Secretary of each above-listed entity

[SIGNATURE PAGE TO GUARANTEE AND COLLATERAL AGREEMENT]

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:	/s/ Ethan Plater
Name:	Ethan Plater
Title:	Authorized Signatory

[SIGNATURE PAGE TO GUARANTEE AND COLLATERAL AGREEMENT]

Exhibit A to

Guarantee and Collateral Agreement

FORM OF ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of October 11, 2019 (as amended, restated, supplemented, replaced, or otherwise modified from time to time, the “Agreement”), made by BellRing Brands, LLC (as successor Borrower to Post Holdings, Inc.) and the other Grantors parties thereto for the benefit of Morgan Stanley Senior Funding, Inc., as Administrative Agent; capitalized terms used but not defined herein have the meanings given such terms therein. The undersigned agrees for the benefit of the Administrative Agent and the Secured Parties as follows:

a.	The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

b.	The undersigned confirms the statements made in the Agreement with respect to the undersigned including, without limitation, in Section 4.07 of the Agreement and Schedule 2 thereof.

c.	The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.07(a) of the Agreement.

d.

The terms of Sections 6.03(c) and 6.07 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Sections 6.03(c) or 6.07 of the Agreement.

[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:

Fax:

A - 1

Exhibit B-1 to

Guarantee and Collateral Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of                          ,          (as amended, restated, supplemented or otherwise modified from time to time, this “Intellectual Property Security Agreement”), is made by each of the signatories hereto (collectively, the “Grantors”) and Morgan Stanley Senior Funding, Inc., as Administrative Agent (in such capacity and together with its successors in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Bridge Facility Agreement referred to below).

WHEREAS, BellRing Brands, LLC, a Delaware limited liability company (as successor borrower to Post Holdings, Inc.) (the “Borrower”), is the borrower under that certain Bridge Facility Agreement, dated as of October 11, 2019 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Bridge Facility Agreement”).

WHEREAS, under the terms of that certain Guarantee and Collateral Agreement, dated as of October 11, 2019, entered into in connection with the Bridge Facility Agreement, the Grantors have granted a security interest in certain property, including, without limitation, the Intellectual Property Collateral (as defined below), to the Administrative Agent for the benefit of the Secured Parties, and have agreed as a condition thereof to execute this Intellectual Property Security Agreement for recording with the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office, and any other applicable Governmental Authority or any political subdivision of the United States or Canada, as applicable. Capitalized terms used and not defined herein have the meanings given to such terms in the Guarantee and Collateral Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

1. Grant of Security. Each Grantor hereby grants to the Administrative Agent for the benefit of the Secured Parties a security interest in and to all of such Grantor’s right, title and interest in and to the following (the “Intellectual Property Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

A. (i) all trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, trademark and service mark registrations, and applications for trademark or service mark registrations and any new renewals thereof, including, without limitation, each registration and application identified in Schedule 1 attached hereto, however, not including any pending “intent-to-use” application for registration of a trademark or service mark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal Law, (ii) the right to sue or otherwise recover for any and all past, present and future infringements, dilutions and other violations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses

B-1 - 1

entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringements, dilutions and other violations thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above;

B. (i) all patents, patent applications and patentable inventions, including, without limitation, each issued patent and patent application identified in Schedule 1 attached hereto, (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and other violations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringements and other violations thereof), (v) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, reexaminations and extensions thereof, all improvements thereon, and (vi) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

C. (i) all copyrights, whether or not the underlying works of authorship have been published, and all works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 1 attached hereto, (ii) the rights to print, publish and distribute any of the foregoing, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and other violations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringements and other violations thereof), and (v) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto; and

D. any and all proceeds of the foregoing.

2. Recordation. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents, the Commissioner for Trademarks and any other applicable government officer, as applicable, record this Intellectual Property Security Agreement.

3. Execution in Counterparts. This Intellectual Property Security Agreement may be executed in any number of counterparts (including by facsimile or other electronic imaging means), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

4. Governing Law. This Intellectual Property Security Agreement and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate in any way hereto or the negotiation, execution or performance thereof or the transactions contemplated hereby, unless otherwise expressly set forth therein, shall be governed by, and construed in accordance with, the law of the state of New York.

B-1 - 2

5. Conflict Provision. This Intellectual Property Security Agreement has been entered into in conjunction with the provisions of the Guarantee and Collateral Agreement and the Bridge Facility Agreement. The rights and remedies of each party hereto with respect to the security interest granted herein are without prejudice to and are in addition to those set forth in the Guarantee and Collateral Agreement and the Bridge Facility Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Intellectual Property Security Agreement are in conflict with the Guarantee and Collateral Agreement or the Bridge Facility Agreement, the provisions of the Guarantee and Collateral Agreement or the Bridge Facility Agreement shall govern.

B-1 - 3

IN WITNESS WHEREOF, each of the undersigned has caused this Intellectual Property Security Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:
Name:
Title:

B-1 - 1

Schedule 1

COPYRIGHTS

PATENTS

TRADEMARKS

B-1 - 2

Exhibit B-2 to

Guarantee and Collateral Agreement

FORM OF AFTER-ACQUIRED INTELLECTUAL PROPERTY SECURITY AGREEMENT

([APPLICABLE NUMBERED SUPPLEMENT] SUPPLEMENTAL FILING)

This AFTER-ACQUIRED INTELLECTUAL PROPERTY SECURITY AGREEMENT ([APPLICABLE NUMBERED SUPPLEMENT]1 SUPPLEMENTAL FILING), dated as of __________ __, __ (as amended, restated, supplemented or otherwise modified from time to time, this “[Applicable Numbered Supplement] Supplemental Intellectual Property Security Agreement”), is made by each of the signatories hereto (collectively, the “Grantors”) and Morgan Stanley Senior Funding, Inc. as Administrative Agent (in such capacity and together with its successors in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Bridge Facility Agreement referred to below).

WHEREAS, BellRing Brands, LLC, a Delaware limited liability company (as successor borrower to Post Holdings, Inc.) (the “Borrower”), is the borrower under that certain Bridge Facility Agreement, dated as of October 11, 2019 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Bridge Facility Agreement”).

WHEREAS, Morgan Stanley Senior Funding, Inc., as administrative agent, the Borrower and the other grantors from time to time thereto are parties to that certain Guarantee and Collateral Agreement, dated as of October 11, 2019 (the “Guarantee and Collateral Agreement”). Capitalized terms used and not defined herein have the meanings given to such terms in the Guarantee and Collateral Agreement.

WHEREAS, under the terms of the Guarantee and Collateral Agreement, the Grantors have granted a security interest in certain property, including, without limitation, the Intellectual Property Collateral (as defined below), to the Administrative Agent for the benefit of the Secured Parties, and have agreed as a condition thereof to execute this [Applicable Numbered Supplement] Supplemental Intellectual Property Security Agreement for recording with the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office, and any other applicable Governmental Authority or any political subdivision of the United States or Canada, as applicable.

WHEREAS, [ADD RECITALS SETTING FORTH THE PREVIOUS FILINGS, INCLUDING DOCUMENT TITLES, RECORDATION DATES, REEL/FRAME, VOLUME/DOCUMENT AND REFERENCE NUMBERS] WHEREAS, .

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

1. Grant of Security. Each Grantor hereby grants to the Administrative Agent for the benefit of the Secured Parties a security interest in and to all of such Grantor’s right, title and interest in and to the following (the “Intellectual Property Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

A. (i) all trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, trademark and service mark registrations, and applications for trademark or service mark

[1]	Insert appropriate sequential numeric reference.

B-2 - 1

registrations and any new renewals thereof, including, without limitation, each registration and application identified in Schedule 1 attached hereto, however, not including any pending “intent-to-use” application for registration of a trademark or service mark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal Law, (ii) the right to sue or otherwise recover for any and all past, present and future infringements, dilutions and other violations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringements, dilutions and other violations thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above;

B. (i) all patents, patent applications and patentable inventions, including, without limitation, each issued patent and patent application identified in Schedule 1 attached hereto, (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and other violations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringements and other violations thereof), (v) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, reexaminations and extensions thereof, all improvements thereon, and (vi) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

C. (i) all copyrights, whether or not the underlying works of authorship have been published, and all works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 1 attached hereto, (ii) the rights to print, publish and distribute any of the foregoing, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and other violations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringements and other violations thereof), and (v) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto; and

D. any and all proceeds of the foregoing.

2. Recordation. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents, the Commissioner for Trademarks and any other applicable government officer, as applicable, record this [Applicable Numbered Supplement] Supplemental Intellectual Property Security Agreement.

B-2 - 2

3. Execution in Counterparts. This [Applicable Numbered Supplement] Supplemental Intellectual Property Security Agreement may be executed in any number of counterparts (including by facsimile or other electronic imaging means), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

4. Governing Law. This [Applicable Numbered Supplement] Supplemental Intellectual Property Security Agreement and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate in any way hereto or the negotiation, execution or performance thereof or the transactions contemplated hereby, unless otherwise expressly set forth therein, shall be governed by, and construed in accordance with, the law of the state of New York.

5. Conflict Provision. This [Applicable Numbered Supplement] Supplemental Intellectual Property Security Agreement has been entered into in conjunction with the provisions of the Guarantee and Collateral Agreement and the Bridge Facility Agreement. The rights and remedies of each party hereto with respect to the security interest granted herein are without prejudice to and are in addition to those set forth in the Guarantee and Collateral Agreement and the Bridge Facility Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this [Applicable Numbered Supplement] Supplemental Intellectual Property Security Agreement are in conflict with the Guarantee and Collateral Agreement or the Bridge Facility Agreement, the provisions of the Guarantee and Collateral Agreement or the Bridge Facility Agreement shall govern.

B-2 - 3

IN WITNESS WHEREOF, each of the undersigned has caused this [Applicable Numbered Supplement] Supplemental Intellectual Property Security Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:
Name:
Title:

B-2 - 4

Schedule 1

COPYRIGHTS

PATENTS

TRADEMARKS

B-2 - 5

Exhibit C to

Guarantee and Collateral Agreement

FORM OF UNCERTIFICATED SECURITY CONTROL AGREEMENT

This CONTROL AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, the “Control Agreement”) dated as of _______ ___, ___, is made by and among _______________, a __________ corporation (the “Grantor”), Morgan Stanley Senior Funding, Inc., as Administrative Agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Guarantee and Collateral Agreement referred to below), and ____________, a ____________ corporation (the “Issuer”).

WHEREAS, the Grantor has granted to the Administrative Agent for the benefit of the Secured Parties a security interest in the uncertificated securities of the Issuer owned by the Grantor from time to time (collectively, the “Pledged Securities”), and all additions thereto and substitutions and proceeds thereof (collectively, with the Pledged Securities, the “Collateral”) pursuant to a Guarantee and Collateral Agreement, dated as of October 11, 2019 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), among the Grantor and the other persons party thereto as grantors in favor of the Administrative Agent.

WHEREAS, the following terms which are defined in Articles 8 and 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof (the “UCC”) are used herein as so defined: Adverse Claim, Control, Instruction, Proceeds and Uncertificated Security.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Notice of Security Interest. The Grantor, the Administrative Agent and the Issuer are entering into this Control Agreement to perfect, and to confirm the priority of, the Administrative Agent’s security interest in the Collateral. The Issuer acknowledges that this Control Agreement constitutes written notification to the Issuer of the Administrative Agent’s security interest in the Collateral. The Issuer agrees to promptly make all necessary entries or notations in its books and records to reflect the Administrative Agent’s security interest in the Collateral and, upon request by the Administrative Agent, to register the Administrative Agent as the registered owner of any or all of the Pledged Securities. The Issuer acknowledges that the Administrative Agent has control over the Collateral.

2. Collateral. The Issuer hereby represents and warrants to, and agrees with the Grantor and the Administrative Agent that (i) the terms of any limited liability company interests or partnership interests included in the Collateral from time to time shall expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the State of [__________],1 (ii) the Pledged Securities are uncertificated securities, (iii) the issuer’s jurisdiction is, and during the term of this Control Agreement shall remain, the State of [____________], (iv) Schedule 1 attached hereto contains a true and complete description of the Pledged Securities as of the date hereof and (v) except for the claims and interests of the Administrative Agent and the Grantor in the Collateral, the Issuer does not know of any claim to or security interest or other interest in the Collateral.

[1]	Insert the “issuer’s jurisdiction” from clause (iii) of Section 2.

3. Control. The Issuer hereby agrees, upon written direction from the Administrative Agent and without further consent from the Grantor, (a) to comply with all instructions and directions of any kind originated by the Administrative Agent concerning the Collateral, to liquidate or otherwise dispose of the Collateral as and to the extent directed by the Administrative Agent and to pay over to the Administrative Agent all proceeds without any setoff or deduction, and (b) except as otherwise directed by the Administrative Agent, not to comply with the instructions or directions of any kind originated by the Grantor or any other person.

4. Other Agreements. The Issuer shall notify promptly the Administrative Agent and the Grantor if any other person asserts any lien, encumbrance, claim (including any adverse claim) or security interest in or against any of the Collateral. In the event of any conflict between the provisions of this Control Agreement and any other agreement governing the Pledged Securities or the Collateral, the provisions of this Control Agreement shall control.

5. Protection of Issuer. The Issuer may rely and shall be protected in acting upon any notice, instruction or other communication that it reasonably believes to be genuine and authorized.

6. Termination. This Control Agreement shall terminate automatically upon receipt by the Issuer of written notice executed by the Administrative Agent that (i) all of the obligations secured by the Collateral have been paid in full in immediately available funds other than contingent indemnification obligations as to which no claim has been asserted, or (ii) all of the Collateral has been released, whichever is sooner, and the Issuer shall thereafter be relieved of all duties and obligations hereunder.

7. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or other electronic imaging means), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three days after being deposited in the mail, postage prepaid, or, in the case of facsimile or electronic imaging notice, when received, to the Grantor’s and the Administrative Agent’s addresses as set forth in the Guarantee and Collateral Agreement, and to the Issuer’s address as set forth below, or to such other address as any party may give to the others in writing for such purpose:

[Name of Issuer]

[Address of Issuer]

Attention:

Telephone: (    )     -

Facsimile: (    )     -

8. Amendments in Writing. None of the terms or provisions of this Control Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the parties hereto.

9. Entire Agreement. This Control Agreement and the Guarantee and Collateral Agreement constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

10. Execution in Counterparts. This Control Agreement may be executed in any number of counterparts (including by facsimile or other electronic imaging means), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

11. Successors and Assigns. This Control Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Control Agreement without the prior written consent of the Administrative Agent.

12. Governing Law and Jurisdiction. This Control Agreement has been delivered to and accepted by the Administrative Agent and will be deemed to be made in the State of New York. This Control Agreement and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate in any way hereto or the negotiation, execution or performance thereof or the transactions contemplated hereby, unless otherwise expressly set forth therein, shall be governed by, and construed in accordance with, the law of the state of New York.

13. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CONTROL AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

IN WITNESS WHEREOF, each of the undersigned has caused this Control Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:
Name:
Title:

[NAME OF ISSUER]

By:
Name:
Title:

Annex 1 to

Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT, dated as of ____________, 20___, between ______________________, a _______________ corporation (the “Additional Grantor”), and Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, the “Administrative Agent”) for (i) the banks and other financial institutions and entities (the “Lenders”) parties to the Bridge Facility Agreement referred to below, and (ii) the other Secured Parties (as defined in the Guarantee and Collateral Agreement (as hereinafter defined)). All capitalized terms not defined herein shall have the meaning ascribed to them in such Bridge Facility Agreement.

W I T N E S E T H:

WHEREAS, [Post Holdings, Inc.][BellRing Brands, LLC (as successor borrower to Post Holdings, Inc.)] (the “Borrower”), the Lenders, and Morgan Stanley Senior Funding, Inc., as administrative agent have entered into a Bridge Facility Agreement, dated as of October 11, 2019 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Bridge Facility Agreement”);

WHEREAS, in connection with the Bridge Facility Agreement, the Borrower, certain of its Affiliates (other than the Additional Grantor), and the Administrative Agent have entered into the Guarantee and Collateral Agreement, dated as of October 11, 2019 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Guarantee and Collateral Agreement”);

WHEREAS, the Bridge Facility Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

(1) Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Guarantor and a Grantor thereunder with the same force and effect as if originally named therein as a Guarantor and a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor and a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules _____________3 to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Article 4 of the Guarantee and Collateral Agreement is true and correct on and as of the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

(2) GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE IN ANY WAY HERETO OR THE NEGOTIATION, EXECUTION OR PERFORMANCE THEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY, UNLESS OTHERWISE EXPRESSLY SET FORTH THEREIN, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[3]	Refer to each Schedule that needs to be supplemented.

Annex 1 - 1

(3) Successors and Assigns. This Assumption Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Additional Grantor may not assign, transfer or delegate any of its rights or obligations under this Assumption Agreement without the prior written consent of the Administrative Agent and any such assignment, transfer or delegation without such consent shall be null and void.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:
Name:
Title:

Annex 1 - 2

Schedules to

Guarantee and Collateral Agreement

SCHEDULES TO GUARANTEE AND COLLATERAL AGREEMENT

between

POST HOLDINGS, INC.,

and

MORGAN STANLEY SENIOR FUNDING, INC.

as Administrative Agent

Dated as of October 11, 2019

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SCHEDULE 1

NOTICE ADDRESSES OF GUARANTORS

1.	BE Partner LLC

2.	BEF Foods, Inc.

3.	BEF Management, Inc.

4.	BEF Restaurant Services LLC

5.	BellRing Brands, LLC

6.	Bob Evans Express, LLC

7.	Bob Evans Farms, Inc.

8.	Bob Evans Farms, LLC

9.	Bob Evans Holding, Inc.

10.	Bob Evans Transportation Company, LLC

11.	Casa Trucking, Inc.

12.	Crystal Farms Dairy Company

13.	Dymatize Enterprises, LLC

14.	Impact Real Properties, LLC

15.	Kettle Creations, LLC

16.	MCafe Holding, LLC

17.	M.G. Waldbaum Company

18.	MFI Holding Corporation

19.	MFI International, Inc.

20.	Michael Foods Group, Inc.

21.	Michael Foods, Inc.

22.	Michael Foods of Delaware, Inc.

23.	MOM Brands Company, LLC

24.	MOM Brands Sales, LLC

25.	National Pasteurized Eggs, Inc.

26.	National Pasteurized Eggs, LLC

27.	Northern Star Co.

28.	Papetti’s Hygrade Egg Products, Inc.

29.	PCB Battle Creek, LLC

S1 - 2

30.	PHI Canada Holding Corp.

31.	Pineland Farms Potato Company, Inc.

32.	Post Consumer Brands, LLC

33.	Post Foods, LLC

34.	Premier Nutrition Company, LLC

35.	Supreme Protein, LLC

36.	TA/DEI-A Acquisition Corp.

37.	Weetabix Company, LLC

Post Holdings, Inc.

2503 S. Hanley Road

St. Louis, Missouri 63144

Attn: Executive Vice President and Chief Financial Officer

Email:

with a mandatory copy to:

Post Holdings, Inc.

2503 S. Hanley Road

St. Louis, Missouri 63144

Attn: Executive Vice President, General Counsel and Chief Administrative Officer, Secretary

Email:

with mandatory copies to:

Lewis Rice LLC

600 Washington Avenue, Suite 2500

St. Louis, Missouri 63101

Attn: Tom W. Zook and Steven C. Drapekin

Email:

S1 - 3